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                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                           __________________



                              FORM 8-K (A)



                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): March 11, 1999
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     WESTAR FINANCIAL SERVICES INCORPORATED
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(Exact name of registrant as specified in its charter)


          Washington              2-95465-S              91-17115252
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(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)          File Number)        Identification Number)


505 E. Union, #300, Olympia, Washington                             98501
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (306) 754-6227
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(Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

In compliance with the requirements of Item 304 of Regulation S-K, the Registrant makes the following disclosures with respect to a change in its certifying accountants:

On March 11, 1999, Westar Financial Services Incorporated (the "Registrant") dismissed the accounting firm of KPMG, LLP ("KPMG") and re-appointed the accounting firm of BDO Seidman LLP ("BDO") as principal accountants for the year ended March 31, 1999. The Registrant re-appointed BDO based on BDO's excellent reputation, its prior experience with the Registrant, and its expertise in the financial services industry. The Registrant's Audit Committee directed the dismissal of KPMG and approved the re-appointment of BDO on March 11, 1999.

During the one fiscal year audited by KPMG and the subsequent interim period prior to March 11th, there has been a disagreement with KPMG on one matter of accounting principle, a reportable event and no disagreements on any practices, financial statement, disclosure, or auditing scope or procedures.

Because Registrant had not demonstrated a history of profitability at March 31, 1998, KPMG made the judgment that the Company should establish a 100% allowance for its deferred tax asset. The Registrant's Audit Committee discussed the disagreement with KPMG on at least two occasions. The Company disagreed with KMPG's judgment; with KMPG's use of a standard more restrictive than SEC guidelines for determination of the need for an allowance; and, with KMPG's decision to not weigh more heavily recent significant improvements in the Company's volumes, operating margins and profits. The disagreement has been resolved to KMPG's satisfaction and a 100% valuation allowance was recorded in the annual report for fiscal year ended March 31, 1998.

By letter dated September 2, 1998, KPMG voiced its concern about the documentation of a residual value guarantee. In early 1996, a residual value insurance policy issued by an insurance company to the Registrant was replaced with an assurance agreement for the same coverage from a third party. The replacement agreement guaranteed the residual values for leases booked in fiscal years 1996, 1997 and 1998. The leases were recorded as direct financing leases. Prior audits of the related time periods were issued with an unqualified opinion.

During its audit of fiscal 1998, KPMG requested copies of the residual value insurance policy or the assurance agreement. Upon receiving written confirmation from the third party the existence and terms of the assurance agreement, KPMG concurred in the Registrant's classification of the leases as direct finance leases.

Absent documentation of the residual agreement, the Registrant would have been required by KPMG to report increased earnings in fiscal 1997 and fiscal 1998 of approximately $115,000 and $45,000 respectively. No changes to the Registrant's financial statements were made.

By letter dated September 2, 1998, the Registrant was advised by KPMG that the lack of original, contemporaneous documentation available to support management's accounting for leases was a deficiency in internal controls. No internal control memorandum was prepared by KPMG for the Registrant. The Registrant communicated the above to the Audit Committee and the Board of Directors. The matter was raised in passing by KPMG in a meeting with the Audit Committee. The Registrant has authorized KPMG to respond fully to inquiries of BDO concerning the matter.

Neither BDO nor KPMG have recommended any changes to the Registrant's documentation concerning direct financing leases during the audit periods. The Registrant has adopted

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an internal control providing for the preparation of contemporaneous memorandums of oral agreements.

KMPG's report on the consolidated financial statements for the last fiscal year ended March 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

BDO's report on the consolidated financial statements for the previous fiscal year ended March 31, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant provided the above disclosure to both KPMG and BDO, and requested that KPMG furnish the Registrant with a respective letter addressed to the Securities and Exchange Commission (the "SEC") stating whether they agree with the above statements. A copy of KPMG's letter dated May 14, 1999 is attached as an exhibit to this report.

ITEM 7.  EXHIBITS

     (c)  Exhibits.
          16.2 Letter regarding change in certifying accountant--KPMG LLP

     KPMG Letterhead

          Securities and Exchange Commission
          Washington, D.C. 20549

          Ladies and Gentlemen:

          We were previously principal accountants for Westar Financial Services Incorporated (Westar) and, under the date of February 17, 1999, we reported on the consolidated financial statements of Westar Financial Services Incorporated and subsidiaries as of and for the year ended March 31, 1998. On March 11, 1999, our appointment as principal accountants was terminated. We have read Westar's statements included under Item 4 of its Form 8-K(A) dated March 11, 1999, and we agree with the statements that:

          - There was a reportable event. Under letter dated September 2, 1998, to Robert Christensen, President, we informed Mr. Christensen that in light of the lack of original, contemporaneous documentation available to support management's accounting for leases, we believe there was a significant deficiency in Westar's internal controls which could adversely affect Westar's ability to record and report financial transactions.

          - There was a disagreement on one matter of accounting principle and that disagreement was resolved to KMPG's satisfaction. We disagreed with Westar's application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in determining whether it was more likely than not Westar's deferred tax assets would be realized. As indicated in the Form 8-K(A), a 100% valuation allowance was established at March 31, 1998.

          Very truly yours,

          /S/ KPMG LLP
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          KPMG LLP


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     (c)  Exhibits.
          16.3 Letter of September 2, 1998 regarding status of the audit--KPMG
               LLP


     KPMG Letterhead

     September 2, 1998

     Private & Confidential
     Mr. Robert Christensen
     President
     Westar Financial Services Incorporated
     The Republic Building
     P.O. Box 919
     Olympia, WA 98507

     Dear Bob:

          This letter is in response to your fax dated September 2, 1998 regarding the status of our audit. As you know, we were unsuccessful at reaching each other several times today.

          As Cindy was aware, both Karen and I were on vacation last week. Also, according to my calander, I did not receive permission and information to contact Bob Kent at Banc One until August 25. Prior to contacting Mr. Kent, I felt a professional obligation to sit down with my SEC Reviewing Partner, share the various communications and documents you provided me, along with your top notes, and get his input in advance so that hopefully I would not have to disturb Mr. Kent more than once.

          Today, Karen and I spoke with Bob Kent, and he confirmed to us that he, on behalf of Banc One, had agreed to provide Westar with a residual value guarantee (to use your term, assurance), at the inception of the warehouse agreement entered into in December 1995, on all outstanding leases and leases originated subsequent to that time. He noted that this guarantee was not in writing and was a verbal commitment between Banc One and Westar. We asked Bob to confirm to us in writing his understanding of the arrangement and he has agreed to provide this to us no later than the end of tomorrow. Assuming that Bob's written letter is consistent with our conversation, I believe that we will have finally received sufficient competant evidential matter supporting management's assertions that the leases should be accounted for as direct financing leases.

          Bob, while we are pleased to have the information provided by Mr. Kent, in light of the lack of original, contemporaneous documentation available to support management's accounting for leases, we believe there is a significant deficiency is Westar's internal control which could adversely affect Westar's ability to record and report financial transactions. We will be presenting this and other observations in a more formal manner as part of

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          our management letter process.

          As I indicated to you when you told me you did not have time for someone to find the original documents that apparently do not exist related to this agreement, KPMG would take no further action related to this audit until such time as the information was provided. We are now in a position to proceed. Items that are still in process included the completion of the tax provision, analysis of the recoverability of the deferred tax asset and, given Westar's financial position through August 31, an analysis of Westar's ability to continue as a going concern. In addition, as Westar is a new SEC client, our SEC Reviewing Partner must perform an in-depth review of our audit workpapers and the financial statements in accordance with Firm policy prior to release of our report. At this time, it is impossible for me to give you an absolute date as to when we will be complete with our work. I can only say that we will complete our audit as expeditiously as possible.

          Very truly yours,

          KPMG Peat Marwick LLP

          /S/ Robert L. Henarie
          -----------------------------
          Robert L. Henarie
          Partner
          Assurance

          RLH:kjr

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   WESTAR FINANCIAL SERVICES INCORPORATED
                                   (Registrant)



                                   /S/ R.W. Christensen, Jr.
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                                   R.W. Christensen, Jr.
                                   President